SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 8, 2003

IMAGEMAX, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-23077	23-2865585

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

455 Pennsylvania Avenue, Suite 200, Fort Washington, Pennsylvania	19034

(Address of Principal Executive Offices)	(Zip Code)

(215) 628-3600
(Registrant’s telephone number, including area code)

Item 5.           Other Events.

     ImageMax, Inc. (the “Company”) is currently in default (the “Default”) under the Amended and Restated Credit Agreement, dated as of June 13, 2002, as amended by the First Amendment to Credit Agreement dated as of December 23, 2002, and as further amended by the Second Amendment to Credit Agreement dated as of April 11, 2003 (the “Credit Agreement ”) among Commerce Bank, NA and FirsTrust Bank (the “Lenders”), the Company and ImageMax of Delaware, Inc. Effective as of August 21, 2003, and as reported in the Current Report on Form 8-K filed on August 26, 2003, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) among the Company, ImageMax of Delaware, Inc. and the Lenders with respect to the Default. As more fully set forth in the attached press release which is incorporated herein by reference, effective as of September 30, 2003, the Company entered into a First Amendment to Forbearance Agreement (the “Amendment”) among the Company, ImageMax of Delaware, Inc. and the Lenders.

     Pursuant to the Amendment, the Lenders agreed to continue to forbear from exercising their rights under the Credit Agreement with respect to the Default and to extend the period of forbearance until October 31, 2003, in consideration and upon the satisfaction of certain conditions set forth in the Amendment, including, without limitation, (i) a reduction in the Company’s maximum borrowing availability on the Revolver from $5.55 million to $5.438 million; (ii) the Company must comply with the Lenders’ collateral audit of the Company so that such audit may be completed on or prior to October 25, 2003; (iii) the Company must pay a supplemental forbearance fee of approximately $25,000 to the Lenders, to be paid on the earlier of December 31, 2003 or the repayment of all indebtedness to the Lenders; and (iv) the Company must cause its independent financial consultant to provide a report of the Company’s financial condition to the Lenders on or prior to October 17, 2003.

     The Amendment does not amend, revise or otherwise address the financial covenants of the Lenders with respect to the third quarter of the 2003 fiscal year (the “Q3 Covenants”). As the Company has not met the Q3 Covenants, the Company must negotiate a forbearance agreement with the Lenders beyond October 31, 2003 in order to continue to have access to its credit facilities for the balance of the 2003 fiscal year.

     Additionally, the Company expects to receive a waiver from its subordinated debt holders with respect to the default which has occurred, as a consequence of the Default, under the Company’s agreements with its subordinated debt holders.

     This Current Report on Form 8-K contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Current Report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. The Company's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those set forth in “Business—Risk Factors” as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and other Company filings with the Securities and Exchange Commission, and risks associated with the results of the continuing operations of the Company. Accordingly, there is no assurance that the results in the forward-looking statements will be achieved.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit:

10.1	First Amendment to Forbearance Agreement dated as of September 30, 2003 by and among ImageMax, Inc., ImageMax of Delaware, Inc., Commerce Bank, NA and FirsTrust Bank.

99.1	Press Release dated October 7, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:	October 8, 2003	IMAGEMAX, INC.

		By:	/s/ Mark P. Glassman

Mark P. Glassman Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit:

10.1	First Amendment to Forbearance Agreement dated as of September 30, 2003 by and among ImageMax, Inc., ImageMax of Delaware, Inc., Commerce Bank, NA and FirsTrust Bank.

99.1	Press Release dated October 7, 2003.